UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

TEXEN OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-33193

(Commission File Number)

88-0435904

(IRS Employer Identification No.)

2401 Fountain View Drive, Houston, Texas 77070

(Address of principal executive offices and Zip Code)

(713) 782-5758

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2005, the Registrant entered into a letter of intent with Port Assets LLC whereby the Registrant has agreed to enter into a definitive purchase agreement with the owners of the membership interests of Port Assets LLC to purchase the Port Assets Houston Texas gasification plant. The Registrant has agreed to purchase the gasification plant for a purchase price of:

(a)	$3,000,000 payable by:

(i) $150,000 non-refundable deposit on or before June 25, 2005; and

(ii) $2,850,000 in cash on closing of the transaction;

(b)	a royalty, paid quarterly in arrears, in an amount equivalent to 3% of the gross revenue earned during the prior quarter; and

(c)	the issuance of warrants to purchase up to 3,000,000 common shares of the Registrant at an exercise price of $1.00 exercisable within 5 years from the date of issuance.

The 20 acre facility is located southwest of Houston and is designed to recover and convert halogenated hydrocarbon waste from the petro-chemical industry into hydrochloric acid and synthetic fuel.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Agreement dated June 2, 2005 with Port Assets LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXEN OIL & GAS, INC.

By: /s/ D. Elroy Fimrite

D. Elroy Fimrite

President and Chief Executive Officer

Date: June 16, 2005